UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 24, 2025

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619) 301-4200

Registrant's telephone number, including area code

_________________________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

TPT Global Tech, Inc. (“TPT or “the Company”) has developed a plan of debt reduction to attempt to increase its equity to prepare the Company to attempt to list its stock on an exchange.  This effort involves several steps:

Conversion of approximately $21.4 million in debt and payables to convertible preferred stock, of which approximately $11.3 million has already been executed and converted to a Series of Preferred Stock as of September 30, 2024. The Series of preferred stock provides that upon an exchange listing, will automatically convert to common stock upon the effectiveness of a registration statement for the common stock. The conversion price for the Series E through G Preferred Stock is 75% of the 30-day average market closing price of common stock, for the previous thirty business days, divided into $5.00.

Contingency agreements to convert debt to convertible preferred stock at the holders election, upon the effectiveness of:  a) an exchange listing and 2) a registration statement for the conversion from Preferred to common stock after an exchange listing, of which approximately $1.3 million in debt has already signed agreements. The conversion price is 75% of the 30-day average market closing price of common stock, for the previous thirty business days, divided into $5.00.

We intend to negotiate agreements to settle warrants for the fair value amounts at the time of conversion into convertible preferred stock.  We anticipate that the conversion price shall be 75% of the 30-day average market closing price of common stock for the previous thirty business days divided into $5.00.

Additional convertible preferred stock Series D, F and G balances of approximately $1.5 million have auto conversion features which provides that upon an exchange listing, the preferred is automatically converted to common stock upon the effectiveness of a registration statement for the common stock. The conversion price is 75% of the 30-day average market closing price of common stock for the previous thirty business days divided into $5.00.

Additionally, the Series A preferred stock owned and controlled by the CEO of the Company with a book value of approximately $43 million, which designation is being amended and restated (with the consent of the CEO and only holder of the Series A Preferred Stock) to delete the option to convert to common stock prior to an exchange listing.   We are hoping that either by the effects of the revaluation of the amended and restated Series A Preferred Stock or the authorization of approximately 3 billion additional common shares and compliance with ASC 815 accounting literature, this Series A Preferred Stock can be reclassified as permanent equity.  ASC 815 requires for reclassification of Mezzanine Equity (hybrid of debt and equity classified below debt but above permanent equity on the balance sheet, in the Company’s case its Series A through G Preferred Stock totaling approximately $59.9 million at September 30, 2024) to Equity that there are conditions to be met including: whether the issuer will have the ability, in all cases, to settle an instrument, the embedded conversion option would not be considered classified in equity and should be bifurcated: settlement is permitted in unregistered shares, entity has sufficient authorized and unissued shares, contract contains and explicit share limit, no required cash payment if entity fails to timely file, no cash-settle top-off or make-whole provisions, no counterparty rights rank higher than shareholder rights and no collateral requirements.

An additional $1.7 million in book value of the Series B preferred Stock may potentially be reclassified to permanent equity as the accounting requirements of ASC 815 are met, including the authorization of additional shares which as of September 30, 2024 related to the Series B would approximate 2,588,693 common shares. ASC 815 requires for reclassification of Mezzanine Equity (hybrid of debt and equity classified below debt but above permanent equity on the balance sheet, in the Company’s case its Series A through G Preferred Stock totaling approximately $59.9 million at September 30, 2024) to Equity that there are conditions to be met including: whether the issuer will have the ability, in all cases, to settle an instrument, the embedded conversion option would not be considered classified in equity and should be bifurcated: settlement is permitted in unregistered shares, entity has sufficient authorized and unissued shares, contract contains and explicit share limit, no required cash payment if entity fails to timely file, no cash-settle top-off or make-whole provisions, no counterparty rights rank higher than shareholder rights and no collateral requirements.

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If and as the Company is able to eliminate its derivative related warrants and convert or satisfy its derivative debt through a capital raise related derivative liabilities, approximately $3.8 million as of September 30, 2024, could be eliminated. This is not assured.

If and after the Plan for the debt reduction and Mezzanine Equity reclassification is accomplished, the Company believes that it will be better positioned to achieve new capital with the intent of an attempt at an exchange listing. The Company is targeting as much as $70 million in debt and Mezzanine Equity for this effort, but there is no assurance that the goal can be achieved.

After the debt reduction and increase in permanent equity plan is achieved, the Company still needs to raise significant  capital to achieve certain listing requirements, which can be determined when the final tallies of debt conversions are complete.  There is no assurance that any or all of these steps in the plan can be achieved in a reasonable time period.

Such reduction in debt and increase in permanent equity have the conditions of a) continuation of business, b) sufficient capital to achieve continuation of business, c) competitiveness in the telecom business, d) maintenance of current SEC reporting, e) meeting the scrutiny and the conditions of an exchange listing, f) significant time delays inherent in exchange listing applications, g) S-1 registration statement effectiveness for the registration of the common stock to be issued in conversion of the preferred stock and/or the debt. There is no assurance that any or all of these conditions can be satisfied.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On April 24, 2025, the Company issued a press release entitled “TPT Global Tech Plan of Debt Reduction and Attempt to Increase Equity.” A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
99.1	Press Release dated April 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:	/s/ Stephen J. Thomas, III
Stephen J. Thomas III, Title: Chief Executive Officer

Date: April 24, 2025

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